UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 6, 2010

SOUTHWEST GAS CORPORATION
(Exact name of registrant as specified in its charter)

California	1-7850	88-0085720
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

5241 Spring Mountain Road
Post Office Box 98510
Las Vegas, Nevada		89193-8510
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (702) 876-7237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07             Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders was held on May 6, 2010 with the holders of approximately 39 million shares of Southwest Gas Corporation (the “Company”) common stock represented in person or by proxy.  Matters voted upon and the final results of the voting were as follows:

The twelve directors nominated were elected.

			Broker
Name	Votes For	Votes Withheld	Non-votes

Robert L. Boughner	35,126,363	223,620	3,962,046
Thomas E. Chestnut	35,132,692	217,291	3,962,046
Stephen C. Comer	35,137,810	212,174	3,962,046
Richard M. Gardner	35,124,372	225,612	3,962,046
LeRoy C. Hanneman, Jr.	35,139,304	210,679	3,962,046
James J. Kropid	34,769,602	580,382	3,962,046
Michael O. Maffie	34,883,724	466,259	3,962,046
Anne L. Mariucci	35,134,289	215,695	3,962,046
Michael J. Melarkey	35,051,750	298,234	3,962,046
Jeffrey W. Shaw	35,133,188	216,795	3,962,046
Thomas A. Thomas	35,132,796	217,188	3,962,046
Terrence L. Wright	34,785,863	564,120	3,962,046

The proposal to ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year 2010 was approved.  Shareholders voted 38,793,565 shares in favor, 403,780 against, with 114,685 abstentions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS CORPORATION

Date: May 10, 2010
/s/ ROY R. CENTRELLA
Roy R. Centrella
Vice President/Controller and
Chief Accounting Officer